TIERS Tens Certificates Trust LTR 1998-4

                               Financial Statement

                        For The Year Ended June 30, 2000

                         Together with Auditors' Report

                    TIERS Tens Certificates Trust LTR 1998-4


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                                TABLE OF CONTENTS

Description                                            Pages

Independent Auditors' Report                             3

Schedule of Cash Receipts and Disbursements              4
 for the year ended June 30, 2000

Notes to Financial Statement                             5





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                         Report of Independent Auditors

                The Trustee of TIERS Tens Certificates Trust LTR
                1998-4

                We have audited the accompanying Schedule of Receipts and Disbursements (the "Schedule") of TIERS Tens Certificates Trust LTR 1998-4 for the year ended June 30, 2000. This Schedule is the responsibility of TIERS Tens Certificates Trust LTR 1998-4 Trustees. Our responsibility is to express an opinion on this Schedule based on our audit.

                We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule. An audit also includes assessing the accounting principles used and significant estimates made by the Trustees, as well as evaluating the overall Schedule presentation. We believe that our audit provides a reasonable basis for our opinion.

                As described in Note 2, the financial statement presents receipts and disbursements of the TIERS Tens Certificates Trust LTR 1998-4 in accordance with the trust indenture and is not intended to be a presentation of financial statements in accordance with generally accepted accounting principles.

                In our opinion, the Schedule referred to above presents fairly, in all material respects, the receipts and disbursements of the TIERS Tens Certificates Trust LTR 1998-4for the year ended June 30, 2000 on the basis of accounting as described in Note 2.

                New York, New York
                September 30, 2000


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TIERS Ten Certificates  Trust LTR 1998-4 Schedule of Receipts and  Disbursements
For the year ended June 30, 2000


RECEIPTS

Interest on $10,000,000 p.a. Loews
Corporation                                         $700,000
7% Debentures due October 15, 2023


                                                    ---------
Total Cash Receipts                                 $700,000
                                                    =========

DISBURSEMENTS

Interest paid on TIERS Corporate
Bond-Backed Certificates                            $700,000
Trust LTR 1998-4


 Total Cash
                                                    ---------
Disbursements                                       $700,000
                                                    =========



The accompanying notes are an integral part of financial statements.

                              ASTON BELL & ASSOCIATES



                                       4


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                     TIERS TEN CERTIFICATES TRUST LTR 1998-4
                          NOTES TO FINANCIAL STATEMENT

                        FOR THE YEAR ENDED JUNE 30, 2000

Note 1

TIERS Tens Certificates Trust LTR 1998-4 (the "Trust") was formed pursuant to the Trust Agreement dated as of May 18, 1998 (the "Closing Date"), between Structured Products Corp., as depositor, and U.S. Bank Trust National Association, as trustee, as supplemented by the Series LTR 1998-4 Supplement dated as of May 18, 1998. The Trust Agreement was qualified as an indenture under the Trust Indenture Act of 1939, as amended.

Securities of the Trust are Certificates, each of which represents a fractional undivided beneficial interest in the Trust; these securities were issued pursuant to the Trust Agreement and consisted of one class: the Certificates. In addition, the Term Assets are the sole assets of the Trust from which Certificateholders will receive any distributions.

Note 2

The financial statement presents receipts and disbursements of the TIERS Tens Certificates Trust LTR 1998-4 in accordance with the trust indenture and is not intended to be a presentation of financial statements in accordance with generally accepted accounting principles. Certain financial statement items are defined in the trust indenture as follows:

Term Assets - The Term Assets consist of $10,000,000 aggregate principal amount of 7% Senior Notes due October 15, 2023 issued by Loews Corporation (the "Term Assets Issuer"), having the characteristics described in a prospectus supplement dated October 13, 1993 and a prospectus dated October 6, 1993(collectively, the "Term Assets Prospectus").

Certificates - The Certificates consist of $10,000,000 aggregate Principal Balance. Distributions on the Certificates will consist of semiannual Fixed payments payable on each Distribution Date up to and including October 15, 2023.




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